Exhibit 5.1

CONYERS DILL & PEARMAN Commerce House, Wickhams Cay 1 PO Box 3140, Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 1010 conyers.com

August 14, 2023

Matter No: 716518
1-345-814-7786
cora.miller@conyers.com

The Flexi Group Holding Ltd

Wisma UOA Damansara II

Penthouse 16-1 Level 16, No. 6

Changkat Semantan, Bukit Damansara

50490 Kuala Lumpur

Malaysia

Dear Ladies and Gentlemen:

Re: The Flexi Group Holding Ltd (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the BCA (as defined below) and the Company’s Registration Statement on Form F-4 (File No. 333-269739) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 13 February 2023, as amended or supplemented (the “Registration Statement”), relating to the Company’s registration of the issuance of (i) up to 28,182,345 ordinary shares of par value $0.0001 per share (collectively, the “Ordinary Shares”) issuable as consideration in the Mergers (as defined in the Registration Statement) (the “Merger Consideration Shares”), (ii) up to 17,057,500 warrants (the “Warrants”), each warrant exercisable to purchase one Ordinary Share; and (iii) 17,057,500 Ordinary Shares (the “Warrant Shares”) issuable upon the exercise of the Warrants (the Merger Consideration Shares, the Warrants and the Warrant Shares, collectively, the “Registered Securities”), all as more particularly described in the Registration Statement.

1.       DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

1.1	the Registration Statement;

1.2	the amended and restated memorandum of association and amended and restated articles of association (the “Memorandum and Articles”) of the Company dated 31 March 2023 as obtained by the Registrar of Corporate Affairs (British Virgin Islands) (the “Registrar”) on 6 June 2023;

1.3	unanimous written resolutions of the directors of the Company dated 2 December 2022 and 6 February 2023 (the “Resolutions”);

1.4	a Certificate of Good Standing dated 6 June 2023 issued by the Registrar in relation to the Company;

1.5	the Business Combination Agreement dated as of 5 December 2022 (the “BCA”) by and among, the Company, TG Venture Acquisition Corp. (“TGVC”), The Flexi Group Limited, The Flexi Merger Co. Ltd and Flexi Merger Co. LLC;

1.6	the Warrant Agreement (the “Warrant Agreement”) dated as of 2 November 2021 by and between TGVC and Continental Stock Transfer & Trust Company (“Continental”);

1.7	a draft of the Assignment, Assumption and Amendment Agreement by and among TGVC, the Company and Continental which will amend the Warrant Agreement (together with the Warrant Agreement, the “Warrant Documents”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

2.       ASSUMPTIONS

In rendering the opinions set forth below, we have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4	the Warrant Documents have been duly authorised, executed and delivered by the TGVC and Continental and constitute the legal, valid, binding and enforceable obligations against all relevant parties thereto other than the Company;

2.5	that the Resolutions were signed by all of the directors of the Company in the manner prescribed in the Memorandum and Articles, remain in full force and effect and have not been and will not be rescinded or amended;

2.6	that at the time of issuance, any Ordinary Shares and Warrant Shares shall be issued by the Company against payment in full, which shall be equal to at least the par value thereof, and shall be duly registered in the Company’s register of members;

2.7	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the Warrant Documents any and all other documents entered into by such parties in connection with the issuance of the Registered Securities, and the due execution and delivery thereof by each party thereto;

2.8	that the Registration Statement has been declared effective by the Commission pursuant to the Securities Act of 1933, as amended, and is in substantially the same form as that examined by us for purposes of this opinion;

2.9	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.10	the Company will not have been struck off or placed in liquidation at the time of the issue of the Ordinary Shares, exercise of the Warrants and/or issue of any Warrant Shares;

2.11	that each of the documents reviewed by us are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands); and

2.12	that there is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the documents reviewed by us.

3.       QUALIFICATIONS

3.1	The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the British Virgin Islands enforce. It does not mean that those obligations will be enforced in all circumstances. In particular, the obligations of the Company in connection with any Registered Security and any indenture or other agreement or document relating thereto:

(i)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(ii)	will be subject to statutory limitation of the time within which proceedings may be brought;

(iii)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(iv)	may not be given effect to by a British Virgin Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(v)	may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands against the Company if there are other proceedings simultaneously underway against the Company in another jurisdiction.

3.2	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.

3.3	This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. We assume no obligation to supplement this opinion if any applicable laws change after the date that the Registration Statement becomes effective or if we become aware of any facts that might change the opinions expressed herein subsequent to the date that the Registration Statement becomes effective.

3.4	This opinion is issued solely for the purposes of the transactions contemplated by the BCA and is not to be relied upon in respect of any other matter.

4.       OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands government authority or to pay any British Virgin Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	The issue of each of the Merger Consideration Shares and the Warrant Shares has been duly authorised and, when issued and paid for in accordance with the Resolutions, the BCA, the Warrant Documents and the Registration Statement and entered on the register of members of the Company, the Merger Consideration Shares and/or the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Merger Consideration Shares or Warrant Shares, as the case may be).

3.	The issue of the Warrants has been duly authorised and, when issued and paid for in accordance with the Resolutions, the Warrant Documents and the Registration Statement, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Pubco Legal Matters” in the proxy statement / prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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